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                                                                     EXHIBIT 4.4


                  [FORM OF FACE OF SUBORDINATED DEBT SECURITY]


NO.
                                                           $
                                                           CUSIP

                               DEAN FOODS COMPANY

                      ________% [      ]  Due ___________

         Dean Foods Company, a Delaware corporation (herein called the
"Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of ___________ United States Dollars on _______________, and to pay interest, semiannually on ____________ and _______________ of each year, commencing _______________, on
said principal sum, at the rate per annum specified in the title of this [    ],
on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months from the _______________ or the ___________, as the case may be,
next preceding the date of this [        ] to which interest has been paid,
unless the date hereof is a date to which interest has been paid, in which case
from the date of this [           ], or unless no interest has been paid on
this [     ], in which case from ______________, _____________, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Issuer in _____________, which, subject to the right of the Issuer to vary or terminate the appointment of such agency, shall initially be at the principal office of ___________ [ and subject to any laws or regulations applicable thereto in the country of any such agency and subject to the right of the Issuer to vary or terminate the appointment of any such agency or to appoint additional and other such agencies, at the main offices of _________ in _________]; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after the ____ day of __________ or ____________, as the case may be, and before the
following __________ or ________, this [        ] shall bear interest from such
_________ or ___________; provided, that if the Issuer shall default in the payment of interest due on such ______________ or ____________, then this [__________] shall bear interest from the next preceding ________ or ____________, to which interest has been paid or, if no interest has been paid
on this [          ], from ___________.  The interest so payable on any
_____________ or _____________, will, subject to certain




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exceptions provided in the Indenture referred to on the reverse hereof, be paid
to the person in whose name this [       ] is registered at
______________________________________________   at the close of business on
the ___________ or ___________, as the case may be, next preceding such ____________ or _____________.

         Reference is made to the further provisions of this [___________] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This [          ] shall not be valid or become obligatory for any
purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, DEAN FOODS COMPANY has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                                       DEAN FOODS COMPANY


                                                       By:______________________

ATTEST:

______________________________



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               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.


Dated:                        ____________________________,
                              as Trustee


                              By:_________________________
                                 Authorized Signatory

                                         [or]

                              ____________________________,
                              as Trustee

                              By:________________________,
                                 as Authentication Agent

                              By:_________________________
                                 Authorized Signatory





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                       [FORM OF REVERSE OF DEBT SECURITY]

                               DEAN FOODS COMPANY

                      _______% [        ] DUE ___________


         This [         ] is one of a duly authorized issue of debentures,
notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the Series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of January 15, 1995 (herein called the "Indenture"), duly executed and delivered by the Issuer to ________________________ as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may bear interest at different rates, which may be fixed or variable, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the
Indenture.  This [          ] is one of a Series designated as the ____%
[    ] Due ___________ of the Issuer, limited in aggregate principal amount to
___________.

         In case an Event of Default with respect to the ____% [_______] Due ___________ shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding of all Series to be affected (treated as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such Series; provided, however, that no such supplemental indenture shall (i) extend the Stated Maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon redemption thereof, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, without the consent of the Holder of each Security so


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affected, or (ii) reduce the aforesaid percentage of Securities of any Series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any Series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such Series (or in the case of certain defaults or Events of Default, all or certain Series of the Securities) may on behalf of the Holders of all the Securities of such Series (or all or certain Series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any or interest on any of the
Securities.  Any such consent or waiver by the Holder of this [        ]
(unless revoked as provided in the Indenture) shall be conclusive and binding
upon such Holder and upon all future Holders and owners of this [        ] and
any [         ] which may be issued in exchange or substitution herefor,
irrespective of whether or not any notation thereof is made upon this [       ]
or such other [           ].

         No reference herein to the Indenture, and no provision of this [     ]
or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and any premium, if
any)] and interest on this [      ] in the manner, at the respective times, at
the rate, and in the coin or currency herein prescribed.

         The [           ] are issuable only in registered form without coupons
in denominations of $1,000 and any integral multiple of $1,000.  As provided in
the Indenture, and subject to certain limitations set forth therein, [       ]
in registered form are exchangeable for one or more new Securities of this Series and of like tenor, for the same aggregate principal amount and of authorized denominations, as requested by the Holder surrendering the same at the agency of the Issuer in ________ [or ____________]. No service charge shall be made for any such exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         [The [            ] may be redeemed at the option of the Issuer as a
whole, or from time to time in part, on any date after ____ and prior to maturity, upon mailing a notice of such redemption not less than 15 nor more
than 60 days prior to the date fixed for redemption to the Holders of the [   ]
at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:





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         If redeemed during the twelve-month period beginning [_________]:

Year               Percentage           Year           Percentage
- ----               ----------           ----           ----------




         [The [____________________] are also subject to redemption, through the operation of the sinking fund as herein provided on _____________ and on each ___________ thereafter to and including _____________ on notice as set forth above and at 100% of the principal amount thereof (the sinking fund redemption price), together with accrued interest to the date fixed for redemption.]

         [As and for a sinking fund for the retirement of the [___________] and so long as any of the [____________] remain outstanding and unpaid, the Issuer will pay to the Trustee in cash (subject to the right to deliver certain [___________________] in credit therefor as provided in the Indenture), on or before ____________ and on or before _______________ in each year thereafter to and including __________________ an amount sufficient to redeem $________ principal amount of the [___________________] (or such lesser amount equal to the principal amount then Outstanding) at the sinking fund redemption price.]

         [At its option the Issuer may pay into the sinking fund for the retirement of [__________________], in cash, except as provided in the Indenture, on or before ____________ and on or before ________________ in each year thereafter to and including ________________, an amount sufficient to redeem an additional principal amount of [______________________] up to but not to exceed $____________ at the sinking fund redemption price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.]

         Upon due presentment for registration of transfer of this [          ]
at the office or agency of the Issuer in ____________ [or __________________],
a new [         ] or [        ] of this Series of authorized denominations for
an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may
deem and treat the registered Holder hereof as the absolute owner of this [   ]
(whether or not this [        ] shall be overdue and notwithstanding any
notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.


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         No recourse under or upon any obligation, covenant or agreement of the
Issuer in the Indenture or any indenture supplemental thereto or in this [    ]
or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Payment of the principal of [(premium, if any)] and interest on this
[      ] is expressly subordinated in right of payment as set forth in the
Indenture, to the payment when due of all Senior Indebtedness as defined in the
Indenture, and this [     ] is issued subject to such provisions, and such
Holder of this  [      ], by accepting the same, agrees to and shall be bound
by such provisions and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

         The Indenture with respect to any Series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such Series or upon the irrevocable deposit with the Trustee of cash or Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

         The Indenture and this [                ] shall be deemed to be
contracts made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of such State.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.





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                _______________________________________________

                   FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto

Please Insert Social Security or
Other Identifying Number of Assignee

[__________________________________________________________] [Please Print or
Typewrite Name and Address of Assignee]
_____________________________________________________________________________
the within [     ] and hereby does irrevocably constitute and
appoint_______________________________________________ Attorney to transfer
said [    ] on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated: __________________________________________________



                                                                             *
                                     _________________________________________
                                     NOTICE:  The signature to this assignment
                                     must correspond with the name as written
                                     upon the face of the [    ] in every
                                     particular, without alteration or
                                     enlargement or any change whatsoever.


                           OPTION TO ELECT REPAYMENT

        The undersigned hereby requests and instructs the Company to repay this
[     ] (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest accrued to the date of repayment, to the undersigned at:

___________________________________________________________.
(Please Print or Typewrite Name and Address of the Undersigned)

        For this [     ] to be repaid the Company must receive, at the office
of the Trustee, [                                      ],  [       ], or at such
other place or places of which the Company shall from time to time notify the
Holder of this [     ], during the period from and including [               ]
to and including the close of business on [               ] (or if [    ] is not
a Business Day, the immediately preceding Business Day), (i) this [    ] with
this "Option to Elect Repayment" form duly completed, or (ii) a communication
in the form specified above in this [     ].  The exercise of this "Option to
Elect Repayment" is irrevocable.

________________
* Your signatures must be guaranteed by a member of the Medallion System.


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        If less than the entire principal amount of this [    ] is to be repaid,
specify the portion thereof (which shall be in increments of $1,000) which the Holder elects to have repaid: $_________; and specify the denomination or
denominations (which shall be in increments of $1,000) of the [    ] to be
issued to the Holder for the portion of this [    ] not being repaid (in the
absence of any such specification, one such [    ] will be issued for the
portion not being repaid): $_____________.


Dated: _________________________________________________

                                                                            *
                                     ________________________________________
                                     Note:  The signature on this Option to
                                     Elect Repayment must correspond with the
                                     name as written upon the face of this
                                     [    ] in every particular without
                                     alteration or enlargement.

                                     Holder's Tax I.D. Number: _________



______________
* Your signatures must be guaranteed by a member of the Medallion System.


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